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As filed with the Securities and Exchange Commission on November 4, 2003	Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933

AXIS CAPITAL HOLDINGS LIMITED
(Exact name of registrant as specified in its charter)

Bermuda (State or Other Jurisdiction of Incorporation)	6331 (Commission File Number)	Not applicable (I.R.S. Employer Identification No.)
106 Pitts Bay Road, Pembroke HM 08, Bermuda (Address of principal executive offices)

2003 Long-Term Equity Compensation Plan

2003 Directors Long-Term Equity Compensation Plan

Nonqualified Stock Option Agreement between
AXIS Capital Holdings Limited and Robert J. Newhouse, Jr.,
dated December 31, 2002
(Full title of the plans)

        CT Corporation System
111 Eighth Avenue, 13th Floor
New York, New York 10011
(Name and address of agent for service)

(212) 894-8600
(Telephone number, including area code, of agent for service)

Copy to:

Carol S. Rivers, Esq.
General Counsel
AXIS Capital Holdings Limited
106 Pitts Bay Road
Pembroke HM 08, Bermuda
Telephone: (441) 296-2600
Facsimile: (441) 297-9551

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Common Shares, par value $0.0125 per share	13,588,699 shares(3)	$8.65 $23.74	$40,264,409.25 $212,089,693.96	$20,416

(1)
Pursuant to paragraph (a) of Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"), there are also registered hereunder such indeterminate number of additional shares as may become issuable under the above-captioned benefit plans as a result of stock splits, stock dividends or similar transactions that result in an increase in the number of the registrant's outstanding ordinary shares.

(2)
With respect to the 4,654,845 common shares issuable upon exercise of equity incentive awards that are currently outstanding, the proposed maximum offering price is calculated pursuant to paragraph (h) of Rule 457 under the Securities Act based on a weighted average exercise price of $8.65 per share. With respect to the 8,933,854 common shares that are currently authorized for issuance upon exercise of equity incentive awards that have not yet been granted under the 2003 Long-Term Equity Compensation Plan and the 2003 Directors Long-Term Equity Compensation Plan, the proposed maximum offering price is calculated pursuant to paragraphs (c) and (h) of Rule 457 under the Securities Act on the basis of the average of the high and low sale prices for the common shares as reported on The New York Stock Exchange on October 28, 2003 solely for the purpose of calculating the registration fee.

(3)
Represents the maximum number of common shares issuable under the registrant's 2003 Long-Term Equity Compensation Plan, 2003 Directors Long-Term Equity Compensation Plan, and the Nonqualified Stock Option Agreement between the registrant and Robert J. Newhouse, Jr., dated December 31, 2002, including: (i) 4,262,845 common shares issuable upon exercise of equity incentive awards outstanding as of October 31, 2003 under the registrant's 2003 Long-Term Equity Compensation Plan and 7,778,987 common shares currently authorized for issuance upon the exercise of equity incentive awards that are not yet granted under the registrant's 2003 Long-Term Equity Compensation Plan; (ii) 32,000 common shares issuable upon exercise of equity incentive awards outstanding as of October 31, 2003 under the registrant's 2003 Directors Long-Term Equity Compensation Plan and 1,154,867 common shares currently authorized for issuance upon the exercise of equity incentive awards that are not yet granted under the registrant's 2003 Directors Long-Term Equity Compensation Plan; and (iii) 360,000 common shares issuable upon the exercise of options currently outstanding under the Nonqualified Stock Option Agreement between the registrant and Robert J. Newhouse, Jr., dated December 31, 2002.

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE

        The following documents filed by AXIS Capital Holdings Limited (the "Company") with the Securities and Exchange Commission ("Commission") are incorporated herein by reference:

        (a)   The Company's Prospectus, dated July 1, 2003, filed pursuant to Rule 424(b) under the Securities Act that contains audited financial statements for the Company's latest fiscal year;

        (b)   The Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2003;

        (c)   The Company's Current Report on Form 8-K, filed with the Commission on August 7, 2003; and

        (d)   The description of the Company's common shares contained in Item 1 of the Company's Registration Statement on Form 8-A filed with the Commission under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") on June 25, 2003, in which reference is made to the information set forth under the heading "Description of Share Capital" in the Company's Prospectus, which constitutes a part of the Company's Registration Statement on Form S-1, as amended (File No. 333-103620), filed under the Securities Act, including any amendment or report filed for the purpose of updating such description.

        All reports and other documents filed by the Company after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.    DESCRIPTION OF THE SECURITIES

        Not applicable.

ITEM 5.    INTERESTS OF NAMED EXPERTS AND COUNSEL

        Not applicable.

ITEM 6.    INDEMNIFICATION OF DIRECTORS AND OFFICERS

        Bye-law 30 of the Company's bye-laws provides, among other things, that: the directors, officers and any other persons appointed to a committee of the board of directors of the Company, and their heirs, executors and administrators, shall be indemnified and secured harmless out of the assets of the Company to the full extent permitted by law from and against all actions, costs, charges, liabilities, losses, damages and expenses which they or any of them, their heirs, executors or administrators, shall or may incur or sustain by or by reason of any act done, concurred in or omitted in or about the conduct of the Company's business or the execution of their duty, or supposed duty, or in their respective offices or trusts, and none of them shall be answerable for the acts, receipts, neglects or defaults of the others of them or for joining in any receipts for the sake of conformity, or for any bankers or other persons with whom any moneys or effects belonging to the Company shall or may be lodged or deposited for safe custody, or for insufficiency or deficiency of any security upon which any moneys of or belonging to the Company shall be placed out on or invested, or for any other loss, misfortune or damage which may happen in the execution of their respective offices or trusts, or in relation thereto; provided, that this indemnity shall not extend to any matter in which any of said persons is found, in a final judgment or decree not subject to appeal, to have committed fraud or dishonesty.

        Bye-law 31 of the Company's bye-laws provides that each shareholder agrees to waive any claim or right of action it might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action in the performance of his duties with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

        The Bermuda Companies Act of 1981, as amended (the "Companies Act"), provides that a Bermuda company may indemnify its directors in respect of any loss arising or liability attaching to them as a result of any negligence, default, breach of duty or breach of trust of which they may be guilty. However, the Companies Act also provides that any provision, whether contained in the company's bye-laws or in a contract or arrangement between the company and the director, indemnifying such director against any liability which would attach to him in respect of his fraud or dishonesty will be void.

        The Company has purchased directors and officers liability insurance policies. Such insurance would be available to the Company's directors and officers in accordance with its terms. In addition, certain directors may be covered by directors and officers liability insurance policies purchased by their respective employers.

ITEM 7.    EXEMPTION FROM REGISTRATION CLAIMED

        Not applicable.

ITEM 8.    EXHIBITS

4.1	Certificate of Incorporation and Memorandum of Association of the Company. (1)
4.2	Bye-Laws of the Company. (2)
4.3	Specimen Common Share Certificate. (3)
4.4	2003 Long-Term Equity Compensation Plan. (4)
4.5	2003 Directors Long-Term Equity Compensation Plan.
4.6	Nonqualified Stock Option Agreement between the Company and Robert J. Newhouse, Jr., dated December 31, 2002. (5)
5.1	Opinion of Conyers Dill & Pearman.
23.1	Consent of Deloitte & Touche.
23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).
24.1	Power of Attorney to file future amendments (set forth on the signature page of the Registration Statement).

(1)
Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on April 16, 2003, as amended.

(2)
Previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on June 10, 2003, as amended.

(3)
Previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on June 10, 2003, as amended.

(4)
Previously filed as Exhibit 10.12 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on May 19, 2003, as amended.

(5)
Previously filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on June 10, 2003, as amended.

ITEM 9.    UNDERTAKINGS

  (a)
  The undersigned registrant hereby undertakes:

  (1)
  to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (i)
  to include any prospectus required by Section 10(a)(3) of the Securities Act;

  (ii)
  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

  (iii)
  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

    provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement;

  (2)
  that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

  (3)
  to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)
Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in Hamilton, Bermuda, on the 3rd day of November, 2003.

AXIS CAPITAL HOLDINGS LIMITED
By:	/s/ ANDREW COOK Andrew Cook Chief Financial Officer (Principal financial officer)

POWER OF ATTORNEY

        KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints JOHN CHARMAN, ANDREW COOK AND CLARE MORAN, and each of them, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power of authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ JOHN R. CHARMAN John R. Charman	President and Chief Executive Officer, Director (Principal Executive Officer)	November 3, 2003
/s/ ANDREW COOK Andrew Cook	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	November 3, 2003
/s/ CLARE MORAN Clare Moran	Vice President and Controller (Controller)	November 3, 2003
/s/ MICHAEL A. BUTT Michael A. Butt	Director	November 3, 2003

/s/ ROBERT J. NEWHOUSE, JR. Robert J. Newhouse, Jr.	Director	November 3, 2003
/s/ CHARLES A. DAVIS Charles A. Davis	Director	November 3, 2003
/s/ ROBERT L. FRIEDMAN Robert L. Friedman	Director	November 3, 2003
/s/ DONALD J. GREENE Donald J. Greene	Director	November 3, 2003
/s/ MAURICE A. KEANE Maurice A. Keane	Director	November 3, 2003
/s/ EDWARD J. KELLY, III Edward J. Kelly, III	Director	November 3, 2003
/s/ ANDREW H. RUSH Andrew H. Rush	Director	November 3, 2003
/s/ SCOTT A. SCHOEN Scott A. Schoen	Director	November 3, 2003
/s/ FRANK J. TASCO Frank J. Tasco	Director	November 3, 2003
/s/ JEFFREY C. WALKER Jeffrey C. Walker	Director	November 3, 2003
/s/ ROBERT J. NEWHOUSE, JR. Robert J. Newhouse, Jr.		November 3, 2003
(authorized representative in the United States)

INDEX TO EXHIBITS

Number	Description of Exhibit
4.1	Certificate of Incorporation and Memorandum of Association of the Company. (1)
4.2	Bye-Laws of the Company. (2)
4.3	Specimen Common Share Certificate. (3)
4.4	2003 Long-Term Equity Compensation Plan. (4)
4.5	2003 Directors Long-Term Equity Compensation Plan.
4.6	Nonqualified Stock Option Agreement between the Company and Robert J. Newhouse, Jr., dated December 31, 2002. (5)
5.1	Opinion of Conyers Dill & Pearman.
23.1	Consent of Deloitte & Touche.
23.2	Consent of Conyers Dill & Pearman (included as part of Exhibit 5.1).
24.1	Power of Attorney to file future amendments (set forth on the signature page of the Registration Statement).

(1)
Previously filed as Exhibit 3.1 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on April 16, 2003, as amended.

(2)
Previously filed as Exhibit 3.2 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on June 10, 2003, as amended.

(3)
Previously filed as Exhibit 4.1 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on June 10, 2003, as amended.

(4)
Previously filed as Exhibit 10.13 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on May 19, 2003, as amended.

(5)
Previously filed as Exhibit 10.3 to the Company's Registration Statement on Form S-1 (File No. 333-103620), filed with the Commission on June 10, 2003, as amended.

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INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
  ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE
  ITEM 4. DESCRIPTION OF THE SECURITIES
  ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
  ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
  ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED
  ITEM 8. EXHIBITS
  ITEM 9. UNDERTAKINGS
SIGNATURES
POWER OF ATTORNEY
INDEX TO EXHIBITS